EXHIBIT 2.1

          SALE AND PURCHASE AGREEMENT IN RELATION TO THE ENTIRE ISSUED SHARE CAPITAL OF SHEUNG TAI INVESTMENTS LIMITED DATED MAY 24, 2004








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                               DATED MAY 24, 2004



                      (1) GOOD ACHIEVE INVESTMENTS LIMITED

                     (2) PROFIT SPRING INTERNATIONAL LIMITED

                            (3) ANMER CAPITAL LIMITED

                        (4) DUNKLEY INTERNATIONAL LIMITED

                           (5) NATION EXPRESS LIMITED

                                 (6) HAN HONG LU

                                  (7) MA LEUNG

                                   (8) ALAN LI

                                (9) CHEN MING YOU

                                (10) GUO JIANJUN

                                       AND

                     (11) CHINA PHARMACEUTICALS CORPORATION




             ------------------------------------------------------

                           SALE AND PURCHASE AGREEMENT
                IN RELATION TO THE ENTIRE ISSUED SHARE CAPITAL OF
                         SHEUNG TAI INVESTMENTS LIMITED

             ------------------------------------------------------

                             STEPHENSON HARWOOD & LO
                           18TH FLOOR, EDINBURGH TOWER
                                  THE LANDMARK
                             15 QUEEN'S ROAD CENTRAL
                                    HONG KONG
                              TEL: (852) 2868 0789
                              FAX: (852) 2868 1504
                        REF: JKC/XXD/BA2092H/OO012G05.DOC


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                                      INDEX


1.   INTERPRETATION........................................................... 2

2.   SALE AND PURCHASE OF THE SALE SHARES......................................4

3.   CONSIDERATION.............................................................5

4.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE
     VENDORS AND THE WARRANTORS................................................5

5.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE
     PURCHASER.................................................................7

6.   COMPLETION................................................................9

7.   POST COMPLETION EFFECT...................................................10

8.   RESTRICTIVE COVENANTS....................................................10

9.   FURTHER ASSURANCE AND ASSISTANCE.........................................12

10.  DOCUMENTS CONSTITUTING AGREEMENT.........................................12

11.  CONFIDENTIALITY..........................................................12

12.  NOTICES AND OTHER COMMUNICATIONS ........................................12

13.  COSTS AND EXPENSES ......................................................13

14.  GOVERNING LAW AND JURISDICTION...........................................13

SCHEDULE 1 -

PART A - SUBSIDIARIES.........................................................14

PART B - PARTICULARS OF THE SUBSIDIARIES......................................15

SCHEDULE 2 -

PART A - PARTICULARS OF THE BVI COMPANY.......................................18

PART B - CERTIFICATE OF INCUMBENCY OF THE BVI COMPANY.........................19

SCHEDULE 3 - DEFINITION OF "TAXATION".........................................20


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SCHEDULE 4 - THE WARRANTIES...................................................21


SCHEDULE 5 -

PART A - THE PURCHASER'S WARRANTIES...........................................27

PART B - THE PERCENTAGES OF SHAREHOLDING REFRESENTED BY THE
CONSIDERATION SHARES..........................................................28

SCHEDULE 6 - THE ACCOUNTS.....................................................29

SCHEDULE 7 - FORM OF BOARD RESOLUTIONS........................................30

SCHEDULE 8 - MEDICINES AND OTHER PRODUCTS FOR WHICH AN APPROVAL NUMBER
HAS BEEN OBTAINED.............................................................33

SCHEDULE 9 - PROJECTS WHICH ARE UNDER RESEARCH AND DEVELOPMENT................34

SCHEDULE 10 -

PART A - TRADEMARKS...........................................................35

PART B - PATENT APPLICATIONS..................................................35

SCHEDULE 11 - CORRESPONDENCE DETAILS..........................................36



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THIS AGREEMENT  IS MADE THIS 24TH DAY OF MAY, 2004

BETWEEN

(1) GOOD ACHIEVE INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at the offices of Offshore Incorporations Limited, P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("GOOD ACHIEVE");

(2) PROFIT SPRING INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at the offices of Offshore Incorporations Limited, P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("PROFIT SPRING");

(3) ANMER CAPITAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at the offices of Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O.Box 146, Road Town, Tortola, British Virgin Islands ("ANMER");

(4) DUNKLEY INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at the offices of Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O.Box 146, Road Town, Tortola, British Virgin Islands ("DUNKLEY");

(5) NATION EXPRESS LIMITED, a company incorporated in the British Virgin Islands who registered office is situate at the offices of Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O.Box 146, Road Town, Tortola, British Virgin Islands ("NATION EXPRESS");

         (Good Achieve, Profit Spring, Anmer, Dunkley and Nation Express together known as the "VENDORS" or individually the "VENDOR")

(6) HAN HONG LU (PRC identity card number: 330104580914161) of 172 Kaixuan Lu, Jianggan District, Hangzhou City, Zhejiang Province, the PRC ("MR. HAN");

(7) MA LEUNG (Hong Kong identity card number: K968915(A)) of Room 4905, Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong ("MR. MA");

(8) ALAN LI (Hong Kong identity card number: P544292(1)) of 6D Borita, 135-143 Third Street, Sai Ying Pun, Hong Kong ("MR. LI");

(9) CHEN MING YOU (PRC identity card number: 420106581220083) of Room 801, Block 2, Defu Yuan (Zone A), Dexing Garden, Shenzhen, Guangdong Province, the PRC ("MR. CHEN");

(10) GUO JIANJUN (Hong Kong identity card number: P918183(4)) of 5/F Yee Kan Court, 12 Swatow Street, Wanchai, Hong Kong ("MR. Guo");

         (Mr. Han, Mr. Ma, Mr. Li, Mr. Chen and Mr. Guo together known as the "WARRANTORS" or individually the "WARRANTOR"); and

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(11)     CHINA PHARMACEUTICALS  CORPORATION,  a company incorporated in Delaware whose registered office is situate at 615, South Dupont Highway, City of Dover, Zip Code 19901, County of Kent, Delaware, the United States of America and which has a correspondence address in Hong Kong at Units 3207 - 08, 32/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong (the "PURCHASER").

PRELIMINARY

(A) Mr. Han is the registered and beneficial owner of the entire issued share capital of Anmer. Mr. Ma is the registered and beneficial owner of the entire issued share capital of Good Achieve. Mr. Li is the registered and beneficial owner of the entire issued share capital of Dunkley. Mr. Chen is the registered and beneficial owner of the entire issued share capital of Profit Spring. Mr. Guo is the registered and beneficial owner of the entire issued share capital of Nation Express. The Vendors together are the registered and beneficial owners of the entire issued share capital of the BVI Company.

(B) The Vendors and the Purchaser have agreed to a sale and purchase of the Sale Shares on the following terms and conditions.

IT IS AGREED AS FOLLOWS :-

1.       INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:-

         "ACCOUNTS" means the audited consolidated accounts of Zhejiang University Pharmaceutical Company Limited and its subsidiary which comprise consolidated balance sheets, statements of operations, statements of stockholders' equity, statements of cashflows and all the notes thereto for each of the two years ended 31st December, 2002 and 31st December, 2003, a copy of which is set out in Schedule 6;

         "ASSOCIATES" in relation to each Warrantor, means his spouse and children under 18 and any company in which he and/or his family interests taken together are directly or indirectly interested so as to exercise or control the exercise of 30 per cent. or more of the voting power at general meetings or to control the composition of a majority of the board of directors; and in relation to each Vendor, means any company in which it is directly or indirectly interested so as to exercise or control the exercise of 30 per cent. or more of the voting power at general meetings or to control the composition of a majority of the board of directors;

         "BVI COMPANY" means Sheung Tai Investments Limited, brief particulars of which are set out in Part A of Schedule 2;

         "COMPLETION" means the completion of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

         "COMPLETION DATE" means the date on which Completion takes place;

         "CONSIDERATION SHARES" means a total of 13,848,220 shares of US$0.0001 each in the capital of the Purchaser or (where the context otherwise indicates) any of such share;

         "DOLLARS" or "HK$" means Hong Kong dollars;

         "GROUP" means the BVI Company and the Subsidiaries and "GROUP COMPANY" and "MEMBER OF THE GROUP" shall be construed accordingly;

         "HONG KONG" means the Hong Kong  Special  Administrative  Region of the
         PRC;

         "INTELLECTUAL PROPERTY" means patents, trade marks and service marks, rights in designs, trade or business names and copyrights (whether or not any of these is registered and including applications for registration of any such thing) and rights under licences and consents in relation to any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

         "LAST ACCOUNTING DATE" means 31st December, 2003;

         "LISTING RULES" means the OTC Bulletin Board Rules;

         "PRC" means the People's Republic of China;

         "RELEVANT CAPACITY" means for his own account or for that of any person, firm or company other than the Purchaser or the Group and whether through the medium of any company which is his Associate (for which purpose there shall be aggregated with his shareholding or ability to exercise control the shares held or controlled by any of his Associates) or as principal, partner, director, employee, consultant or agent;

         "RESTRICTED  PERIOD"  means  after  Completion,   the  12-month  period
         commencing on the date on which any Vendor ceases to be a shareholder of the Purchaser;

         "SALE SHARES" means 1,000 shares of US$1.00 in the capital of the BVI Company representing the entire issued share capital of the BVI Company, of which 477 shares are held by Anmer, 206 shares are held by Good Achieve, 154 shares are held by Profit Spring, 100 shares are held by Dunkley and 63 shares held by Nation Express;

         "STOCK EXCHANGE" means the OTC Bulletin Board;

         "SUBSIDIARIES" means the companies whose name and registered office addresses are set out in Schedule 1;

         "US$" means the United States dollars; and

         "WARRANTIES" means the warranties representations and undertakings set out in Schedule 4 and referred to in Clause 4.1.

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1.2      Any  reference  to a Clause,  sub-clause  or Schedule  (other than to a
         Schedule to a statutory provision) is a reference to a Clause or a sub-clause or Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3 Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4 Any reference to "SUBSIDIARIES" has the meaning ascribed to it in the Companies Ordinance (Cap 32) of the Laws of Hong Kong. Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5 The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.       SALE AND PURCHASE OF THE SALE SHARES

2.1 Good Achieve shall, as registered and beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Good Achieve 206 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.2 Profit Spring shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Profit Spring 154 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.3 Anmer shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Anmer 477 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.4 Dunkley shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Dunkley 100 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.5 Nation Express shall, as beneficial owner sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Warrantors and subject to the terms and conditions contained in this Agreement, shall purchase from Nation Express 63 Sale Shares free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof after the Completion Date.

2.6 Each of the Vendors hereby unconditionally and irrevocably waive any pre-emption rights which it may have in respect of the Sale Shares.

3.       CONSIDERATION

3.1 The consideration for the sale by Good Achieve of the 206 Sale Shares shall be the allotment and issue by the Purchaser on the terms of Clause 3.6 to Good Achieve (or as Good Achieve may otherwise direct) of 3,005,064 Consideration Shares.

3.2 The consideration for the sale by Profit Spring of the 154 Sale Shares shall be the allotment and issue by the Purchaser on the terms of Clause 3.6 to Profit Spring (or as Profit Spring may otherwise direct) of 2,248,028 Consideration Shares.

3.3 The consideration for the sale by Anmer of the 477 Sale Shares shall be the allotment and issue by the Purchaser on the terms of Clause 3.6 to Anmer (or as Anmer may otherwise direct) of 6,407,110 Consideration Shares.

3.4 The consideration for the sale by Dunkley of the 100 Sale Shares shall be the allotment and issue by the Purchaser on the terms of Clause 3.6 to Dunkley (or as Dunkley may otherwise direct) of 1,357,125 Consideration Shares.

3.5 The consideration for the sale by Nation Express of the 63 Sale Shares shall be the allotment and issue by the Purchaser on the terms of Clause 3.6 to Nation Express (or as Nation Express may otherwise direct) of 830,893 Consideration Shares.

3.6 The Consideration Shares shall be allotted and issued as fully paid and shall rank pari passu in all respects with the existing issued ordinary shares in the capital of the Purchaser. Immediately after the allotment and issuance of the Consideration Shares, the Purchaser will have in total 46,160,733 shares of US$0.0001 in issue and the percentages of shares in the Purchaser represented by the Consideration Shares are set out in Part B of Schedule 5.

3.7 After this Agreement has been executed by the parties, the Vendors and the Purchaser shall sign any documents (undated) or procure the production of such documents as are required for Completion and deliver the same to Stephenson Harwood & Lo to arrange for Completion.

4.       REPRESENTATIONS,  WARRANTIES  AND  UNDERTAKINGS  OF THE VENDORS AND THE
         WARRANTORS

4.1 Each of the Vendors and the Warrantors hereby represents, warrants and undertakes to the Purchaser (for himself and as trustee for each Group Company) in the terms of Schedule 4 (each of the Warranties being hereinafter referred to as a "WARRANTY" and together as the "WARRANTIES") and acknowledges that the Purchaser is entering into this Agreement in reliance upon the Warranties and that the Purchaser shall be entitled to treat the Warranties as conditions of this Agreement.

4.2 Each of the Warranties set out in each sub-paragraph of Schedule 4 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

4.3 The benefit of the Warranties may be assigned in whole or in part and without restriction by the person for the time being entitled thereto.

4.4 The Vendors and the Warrantors shall not (save only as may be necessary to give effect to this Agreement) do or allow and shall procure that no act or omission shall occur before Completion which would constitute a breach of any of the Warranties if they were given at the time of such act or omission and/or at Completion or which would make any of the Warranties inaccurate or misleading if they were so given and the Vendors and the Warrantors jointly and severally undertake to disclose to the Purchaser in writing any matter occurring prior to Completion which constitutes a breach of or is inconsistent with any of the Warranties forthwith upon becoming aware of the same.

4.5 In the event of it being found prior to Completion that any of the Warranties is incorrect or misleading or has not been fully carried out in any material respect, or in the event of any matter or thing arising or becoming known or being notified to the Purchaser which is inconsistent with any of the Warranties or any other provision of this Agreement or in the event of any of the Vendors or any of the Warrantors becoming unable or failing to do anything required to be done by him at or before Completion the Purchaser shall not be bound to complete this Agreement and the Purchaser may by notice rescind this Agreement without liability on its part. The right conferred on the Purchaser by this Clause is for the exclusive benefit of the Purchaser and in addition to and without prejudice to any other rights or remedies of the Purchaser (including any rights under the Misrepresentation Ordinance or any rights to claim damages or compensation from the Vendors and the Warrantors by reason of any such breach or non-fulfilment) and failure to exercise it shall not constitute a waiver of any such rights or remedies.

4.6 If in respect of or in connection with any breach of any of the Warranties any sum payable to the Purchaser by the Vendors and/or the Warrantors pursuant to this Agreement by way of compensation is subject to Taxation (as defined in Schedule 3), then such further amount shall be paid to the Purchaser by the Vendors so as to secure that the net amount received by the Purchaser is equal to the amount of the compensation due to it as aforesaid.

4.7 Each of the Vendors and the Warrantors undertake to compensate the Purchaser against all costs (including reasonable legal costs), expenses or other liabilities which the Purchaser may properly incur either before or after the commencement of any action in connection with:-

         4.7.1 the settlement of any claim that any of the Warranties is untrue or misleading or has been breached;

         4.7.2 any legal proceedings in which the Purchaser claims that any of the Warranties is untrue or misleading or has been breached and in which judgment is given for the Purchaser; or

         4.7.3    the enforcement of any such settlement or judgment.

4.8 If any of the Vendors and the Warrantors defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise), the liability of the Vendors and the Warrantors shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 2 per cent. above the prime rate from time to time of The Hongkong and Shanghai Banking Corporation Limited. Such interest shall accrue from day to day and shall be compounded annually.

4.9 Each of the Vendors and the Warrantors represents and warrants to the Purchaser that each of the Warranties is accurate in all respects and not misleading at the date of this Agreement and that if for any reason there is any interval of time between the time of this Agreement and Completion, the Warranties will continue to be accurate in all respects and not misleading at all times subsequent to the date of this Agreement up to and including the Completion Date as if repeated on each such day immediately before Completion.

4.10 Each of the Warranties shall, save where the context otherwise requires, be given in respect of each of the member of the Group.

4.11 In the absence of fraud, dishonesty or wilful concealment on the part of the Vendors and/or the Warrantors in respect of any potential liabilities under this Clause 4, no claim shall be brought by the Purchaser against the Vendors and/or the Warrantors unless notice of any such claim (specifying in reasonable detail the nature of the breach) has been given to the Vendors and the Warrantors on or prior to the of the expiry of the first 18-month period commencing on the Completion Date.

5.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE PURCHASER

5.1 The Purchaser hereby represents, warrants and undertakes to the Vendors in the terms of Schedule 5 (each of the Warranties being hereinafter referred to as a "PURCHASER'S WARRANTY" and together as the "PURCHASER'S WARRANTIES") and acknowledges that each of the Vendors is entering into this Agreement in reliance upon the Purchaser's Warranties and that each of the Vendors shall be entitled to treat the Purchaser's Warranties as conditions of this Agreement.

5.2      Each of the  Purchaser's  Warranties set out in each  sub-paragraph  of
         Schedule 5 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

5.3 The benefit of the Purchaser's Warranties may be assigned in whole or in part and without restriction by the person for the time being entitled thereto.

5.4 The Purchaser shall not (save only as may be necessary to give effect to this Agreement) do or allow and shall procure that no act or omission shall occur before Completion which would constitute a breach of any of the Purchaser's Warranties if they were given at the time of such act or omission and/or at Completion or which would make any of the Purchaser's Warranties inaccurate or misleading if they were so given and the Purchaser undertakes to disclose to the Vendors in writing any matter occurring prior to Completion which constitutes a breach of or is inconsistent with any of the Purchaser's Warranties forthwith upon becoming aware of the same.

5.5 In the event of it being found prior to Completion that any of the Purchaser's Warranties is incorrect or misleading or has not been fully carried out in any material respect, or in the event of any matter or thing arising or becoming known or being notified to the Vendors which is inconsistent with any of the Purchaser's Warranties or any other provision of this Agreement or in the event of Purchaser becoming unable or failing to do anything required to be done by it at or before Completion the Vendors shall not be bound to complete this Agreement and the Vendors may by notice rescind this Agreement without liability on their part. The right conferred on the Vendors by this Clause is for the exclusive benefit of the Vendors and in addition to and without prejudice to any other rights or remedies of the Vendos (including any rights under the Misrepresentation Ordinance or any rights to claim damages or compensation from the Purchaser by reason of any such breach or non-fulfilment) and failure to exercise it shall not constitute a waiver of any such rights or remedies.

5.6 If in respect of or in connection with any breach of any of the Purchaser's Warranties any sum payable to the Vendors by the Purchaser pursuant to this Agreement by way of compensation is subject to Taxation (as defined in Schedule 3), then such further amount shall be paid to the Vendors by the Purchaser so as to secure that the net amount received by the Vendors is equal to the amount of the compensation due to it as aforesaid.

5.7 The Purchaser undertakes to compensate the Vendors against all costs (including reasonable legal costs), expenses or other liabilities which the Vendors may properly incur either before or after the commencement of any action in connection with:-

         5.7.1 the settlement of any claim that any of the Purchaser's Warranties is untrue or misleading or has been breached;

         5.7.2 any legal proceedings in which any Vendor claims that any of the Purchaser's Warranties is untrue or misleading or has been breached and in which judgment is given for the Vendor; or

         5.7.3    the enforcement of any such settlement or judgment.

5.8 If the Purchaser defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise), the liability of the Purchaser shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 2 per cent. above the prime rate from time to time of The Hongkong and Shanghai Banking Corporation Limited. Such interest shall accrue from day to day and shall be compounded annually.

5.9 The Purchaser represents and warrants to the Vendors that each of the Purchaser's Warranties is accurate in all respects and not misleading at the date of this Agreement and that if for any reason there is any interval of time between the time of this Agreement and Completion, the Purchaser's Warranties will continue to be accurate in all respects and not misleading at all times subsequent to the date of this Agreement up to and including the Completion Date as if repeated on each such day immediately before Completion.

6.       COMPLETION

6.1 Completion shall take place at the offices of Stephenson Harwood & Lo at 18/F., Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong or such other place as the parties may agree forthwith upon the execution of this Agreement, on the date on which the conditions precedent are satisfied (or such later date as agreed by the parties hereto), such conditions precedents being (1) the release of all charges and encumbrances to which the Sale Shares are subject and (2) all the following business being able to be simultaneously transacted :-

         6.1.1 each of the Vendors shall deliver to the Purchaser or as it may direct the following:-

                  (a) instruments of transfer in favour of the Purchaser and/or its nominee(s) in respect of the Sale Shares duly executed by the registered holders thereof;

                  (b) original share certificates in respect of the Sale Shares (if any);

                  (c) such other documents as may be required to give a good and effective transfer of title of the Sale Shares to the Purchaser and/or its nominee(s) and to enable it/them to become the registered holders thereof;

                  (d) signed resignation letters from Ma Leung, Yu Sin, Chen Ming You, Liu Yan Xin, Han Hong Lu, Cheng Jia An, and Alan Li as directors of the BVI Company;

         6.1.2 each of the Vendors and the Warrantors shall cause a meeting of the board of directors of the BVI Company to be held at which resolutions shall be passed to approve the transfer of the Sale Shares referred to above and the issue of new share certificate for the Sale Shares in the name of the Purchaser and/or its nominee(s), if so required, the acceptance of the resignation of the directors as stated in Clause 6.1.1(d) and the appointments of the persons stated in Clause 6.1.3(e) as directors of the BVI Company; and

         6.1.3    the Purchaser shall:-

                  (a)      procure  the  passing  of the  board  resolutions  in
                           Schedule 7 and allot and issue the Consideration Shares, credited as fully paid, to the Vendors (or as the Vendors may otherwise direct) on the terms of Clause 3.6;

                  (b) deliver to the Vendors (or his nominee(s)) share certificates for the Consideration Shares or as the Vendors may otherwise direct;

                  (c) produce for inspection by the Vendors the instruments of transfer in respect of the Sale Shares duly executed by the Purchaser and/or its nominee(s);

                  (d) arrange to present the instruments of transfer together with the share certificates in respect of the Sale Shares to the BVI Company for registration of such transfer; and

                  (e) deliver to the Company the signed consent to act as directors of the BVI Company from Aaron Zhu Xiaojun.

6.2 The transactions described in Clause 6.1 shall take place at the same time, so that in default of the performance of any such transactions by either party, the other party shall not be obliged to complete this Agreement or perform any obligations hereunder (without prejudice to any further legal remedies).

7.       POST COMPLETION EFFECT

         This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, conditions, representations, warranties or indemnities which have not been done, observed or performed at or prior to Completion and that the parties may take action for any breach or non-fulfilment of any of such obligations, agreement, covenants, undertakings, conditions, representations, warranties or indemnities either before or after Completion (whether or not such breach or non-fulfilment may have been known to or discoverable by the Purchaser prior to Completion) it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

8.       RESTRICTIVE COVENANTS

8.1 For the purpose of assuring to the Purchaser the full benefit of the business and goodwill of the Group, each of the Vendors and the Warrantors undertakes by way of further consideration for the obligations of the Purchaser under this Agreement, as separate and independent agreements that he will not and shall procure his Associates will not:

         8.1.1 at any time after Completion disclose to any person, or himself use for any purpose, and shall use his best endeavours to prevent the publication or disclosure of, any information concerning the business, accounts or finances of any Group Company, or any of its clients', suppliers' or customers' transactions or affairs, which may, or may have, come to his knowledge except with the consent of the Purchaser;

         8.1.2 in any Relevant Capacity at any time during the Restricted Period directly or indirectly solicit, interfere with, employ or endeavour to entice away from any Group Company with a view to competing with the Group any person who, to his knowledge, has during the 12 months preceding the date of the commencement of the Restricted Period been, a client, customer, supplier or employee of, or has been in the habit of dealing with, any Group Company; and/or

         8.1.3 at any time after Completion use the name or trading style of any Group Company, or any trade marks or logos or device similar in appearance to any trade marks, in Hong Kong or any other part of the world, or represent himself as carrying on or continuing or being connected with any Group Company or its business for any purposes whatsoever unless he is so authorised by the Group Company.

8.2 Each of the Vendors and the Warrantors who individually will be holding 5% or more of the issued share capital of the Purchaser hereby:

         8.2.1 undertakes with the Purchaser, to supply to it on Completion with full and accurate details of any business or interest which each of the Vendors and/or each of the Warrantors and/or his or its Associates has or may have which competes or may compete with the business from time to time carried on by the Group and any other conflicts of interests which each of the Vendors and/or each of the Warrantors has or may have with the Group and whether each of the Vendors and/or each of the Warrantors and/or his or its Associates intends or does not intend to inject such business or interest into the Group;

         8.2.2 undertakes with the Purchaser, at any time during which the Purchaser is listed on the Stock Exchange and for so long as each of the Vendors and/or each of the Warrantors his or its Associates is individually interested in 5% or more of the issued share capital of the Purchaser, notify the Purchaser forthwith of any changes of the details and information referred to in Sub-clause 8.2.1 above so as to enable the Purchaser to disclose such information by way of a press announcement and, if so required by the Stock Exchange, include such information in all circulars, annual reports and half-year reports required to be issued by the Purchaser pursuant to the Listing Rules;

         8.2.3 Undertakes with the Purchaser to procure any director of the Purchaser from time to time nominated by the Vendors and/or the Warrantors:

                  (i) to disclose to the Purchaser after Completion and at any time during which the Purchaser is listed on the Stock Exchange full and accurate details of any business or interest which such Director and/or his Associates has or may have which competes or may compete with the business from time to time carried on by the Group and any other conflicts of interest which such Director has or may have with the Group;

                  (ii) to notify the Purchaser forthwith of any changes of the details and information referred to in Sub-clause
                           8.2.3 above, including any such business or interest acquired by such Director and/or his Associates after the listing of the Purchaser so as to enable the Purchaser to include such information in its annual reports and, if so required by the Stock Exchange, its quarter-year reports and circulars; and

         8.2.4 acknowledges that and, if so required by the Purchaser, procure such director referred to in Sub-clause 8.2.3 to acknowledge that the information supplied to the Purchaser pursuant to this Clause 8.2 will or may be disclosed by the Purchaser in the prospectus, circulars, reports, announcements and other statements to the Stock Exchange and/or any regulatory authorities and their respective officers and employees from time to time issued by the Purchaser and that such disclosure is required by the Purchaser in order to comply with the requirements of the Stock Exchange and/or other regulatory bodies.

8.3 While the restrictions contained in this Clause 8 are considered by the parties to be reasonable in all the circumstances, it is agreed that if any one or more of such restrictions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Purchaser but would be adjudged reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in a particular manner or if the period thereof were reduced or if the range of activities reduced in scope, then the remaining restrictions shall be valid to the extent that they are not held to be invalid and the affected restriction contained in this Clause 8 shall apply with such deletion, restriction or limitation, as the case may be.

9.       FURTHER ASSURANCE AND ASSISTANCE

         The Vendors shall, and the Warrantors shall procure that the Vendors shall, do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may require from time to time effectively to vest the beneficial ownership of the Sale Shares in the Purchaser or as it directs free from all liens, charges, options, encumbrances or adverse rights or interest of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

10.      DOCUMENTS CONSTITUTING AGREEMENT

         This Agreement and all agreements entered or to be entered into pursuant to the terms of this Agreement together constitute the entire agreement and understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

11.      CONFIDENTIALITY

         Other than such disclosure as may be required by the Stock Exchange, none of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of any of the other parties (save disclosure to their respective professional advisers who are under a duty of confidentiality) without the prior written consent of the other parties.

12.      NOTICES AND OTHER COMMUNICATIONS

         Each of the Vendors and the Warrantors hereby appoint Mr. Ma at the address stated in Schedule 11 as its agent to receive on its or his behalf service of process any proceedings in Hong Kong. The Purchaser hereby appoints Mr. Aaron Zhu Xiaojun at the address stated in Schedule 11 as its agent to receive on its behalf service of process any proceedings in Hong Kong. Any notice or other communications to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile, telex, telegram or cable to the respective addresses of the parties set out in Schedule 11. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand or given by facsimile, telex, telegram or cable such notice or communication shall be deemed received on the date of despatch and if so sent by post (or, if sent to an address outside of Hong Kong, so sent by first class air-mail) shall be deemed received 2 business days after the date of despatch.

13.      COSTS AND EXPENSES

         The parties hereto bear their respective legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

14.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed and take effect in all respects in accordance with the laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

         IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.



SIGNED  by Ma Leung                   )
                                      )
for and on behalf of GOOD ACHIEVE     )
                                      )
INVESTMENTS LIMITED                   )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR


SIGNED by                             )
                                      )
MA LEUNG                              )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR

SIGNED  by Chen Ming You              )
                                      )
for and on behalf of PROFIT SPRING    )
                                      )
INTERNATIONAL LIMITED                 )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR








SIGNED by                             )
                                      )
CHEN MING YOU                         )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR

SIGNED  by Han Hong Lu                )
                                      )
for and on behalf of                  )
                                      )
ANMER CAPITAL LIMITED                 )
                                      )
in the presence of:-                  )










SIGNED by                             )
                                      )
HAN HONG LU                           )
                                      )
in the presence of:-                  )

SIGNED  by Alan Li                    )
                                      )
for and on behalf of DUNKLEY          )
                                      )
INTERNATIONAL LIMITED                 )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR








SIGNED by                             )
                                      )
ALAN LI                               )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR

SIGNED  by Guo Jianjun                )
                                      )
for and on behalf of NATION           )
                                      )
EXPRESS LIMITED                       )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR








SIGNED by                             )
                                      )
GUO JIANJUN                           )
                                      )
in the presence of:-                  )

Josephine C. K. Chan
18th Floor Edinburgh Tower
The Landmark, Central
Hong Kong
Solicitor, HKSAR

SIGNED  by Aaron Zhu Xiaojun          )
                                      )
for and on behalf of                  )
                                      )
CHINA PHARMACEUTICALS                 )
                                      )
CORPORATION                           )
                                      )
in the presence of:-                  )